Exhibit (i)

Eaton Vance Management

Two International Place

Boston, MA 02110

(617) 482-8260

www.eatonvance.com

April 27, 2017

Eaton Vance Special Investment Trust

Two International Place

Boston, MA 02110

Ladies and Gentlemen:

Eaton Vance Special Investment Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated March 27, 1989, as amended and restated September 27, 1993, as amended (the “Declaration of Trust”).

I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.  As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited.  The series and classes of shares established and designated as of the date hereof and registered with the Securities and Exchange Commission are identified on Appendix A hereto.

Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property.  All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

1.

The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

Eaton Vance Special Investment Trust

April 27, 2017

2.

Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 169 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,

/s/ Katherine M. Campbell

Katherine M. Campbell, Esq.

Vice President

Eaton Vance Management

Appendix A

Established and Designated Series of the Trust

Eaton Vance 1-to-10 Year Corporate Bond Fund(4)

Eaton Vance Balanced Fund(6)

Eaton Vance Commodity Strategy Fund(4)

Eaton Vance Core Bond Fund(3) (formerly Eaton Vance Investment Grade Income Fund)

Eaton Vance Dividend Builder Fund(4)

Eaton Vance Global Small-Cap Fund(4)

Eaton Vance Greater India Fund(1)

Eaton Vance Growth Fund(7)

Eaton Vance Hedged Stock Fund(4)

Eaton Vance Large-Cap Value Fund(5)

Eaton Vance Multisector Income Fund(5) (formerly Eaton Vance Bond Fund)

Eaton Vance Real Estate Fund(3)

Eaton Vance Short Duration Real Return Fund(4)

Eaton Vance Small-Cap Fund(7)

Eaton Vance Special Equities Fund(4)

____________________________

Authorized Classes are as follows:

(1)  Classes A, B, C and I

(2)  Classes A, B, C, I and R

(3)  Classes A and I

(4)  Classes A, C and I

(5)  Classes A, C, I, R and R6

(6)  Classes A, B, C, I, R and R6

(7)  Classes A, C, I and R